EXHIBIT 10.4

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT, is made and executed effective as of December 12, 2013 (“Amendment”) (the “Effective Date”), by and between Midwest Energy Emissions Corp., a Delaware corporation (the “Company”), and Richard H. Gross (“Employee”).

RECITALS:

WHEREAS, the Company and Employee entered into an Amended and Restated Employment Agreement, dated as of July 1, 2012 (the “Employment Agreement”); and

WHEREAS, the Company and the employee wish to amend and restate the Employment Agreement in order to contemplate certain additional and revised terms.

NOW, THEREFORE, in consideration of the mutual undertakings of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree that the Employment Agreement is hereby amended as follows:

1. Section 4(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(b) Stock Unit Award. Provided that Employee remains an Employee of the Company on January 1, 2014 (the “Grant Date”), the Company and the Employee shall enter into a Stock Unit Award Agreement in the form annexed hereto as Exhibit A (the “Award Agreement”) pursuant to which the Company shall grant to Employee a stock unit award with respect to an aggregate of 100,000 stock units (the “Stock Units”), which Stock Units shall vest and become non-forfeitable only when the conditions set forth in the Award Agreement have been met, together with such other terms and conditions as set forth therein. In the event the conditions set forth therein have not been met on or before January 1, 2017, then the Stock Units to be granted thereunder shall be forfeited and shall lapse and be deemed of no further force and effect, and the Employee shall have no further rights with respect thereto. Notwithstanding the foregoing, upon a Change in Control (as defined below), the Stock Units shall immediately vest and become non-forfeitable.

A “Change in Control” for the purpose hereof will be deemed to have occurred if, at any time:

(i) the Board or the shareholders of the Company approve a consolidation or merger that results in the shareholders of the Company immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power of all classes of equity securities entitled to vote of the surviving entity immediately after the consummation of the transaction giving rise to the merger or consolidation; or

(ii) the Board or the shareholders of the Company approve the sale of substantially all of the assets of the Company.

Notwithstanding the foregoing, if the Employee (i) is terminated for Cause, or (ii) voluntarily resigns prior to the Grant Date, the Company’s obligation to issue the Stock Units to the Employee shall be terminated. In the event of Employee’s death or Disability (as defined below) or upon Employee’s resignation for Good Reason (as defined below), the Company shall be obligated to issue the Stock Units on the Grant Date.”

2. A new subsection (g) is hereby added to Section 4 of the Employment Agreement as follows:

“(g) Stock Option Grant. On the Effective Date, the Company shall issue to Employee a stock option substantially in the form annexed hereto as Exhibit B pursuant to which Employee shall be awarded an option to purchase 25,000 shares of the Company’s Common Stock at a purchase price per share equal to the fair market value of the Company’s Common Stock on the Effective Date, which option shall be fully vested as of the Effective Date and shall expire five years thereafter.”

3. Except as provided in this Amendment, all of the terms, covenants, agreement and obligations contained in the Employment Agreement shall continue to remain unchanged and in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MIDWEST ENERGY EMISSIONS CORP.

By:	/s/ R. Alan Kelley
Name:	R. Alan Kelley
Title:	President

EMPLOYEE:

By:	/s/ Richard H. Gross
Richard H. Gross

EXHIBIT A

MIDWEST ENERGY EMISSIONS CORP.

STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT is made as of January 1, 2014, between MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation (the “Company”), and RICHARD H. GROSS (the “Employee”).

THE PARTIES AGREE AS FOLLOWS:

1. Grant. Pursuant to the terms of an Amended and Restated Employment Agreement dated as of July 1, 2012 by and between the Company and the Employee, as amended on December 12, 2013 (hereinafter as amended, the “Employment Agreement”), the Company hereby grants to the Employee an award with respect to an aggregate of 100,000 stock units (subject to adjustment as provided in Section 3 below) (the “Stock Units”). As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s common stock (the “Common Stock”) (subject to adjustment as provided in Section 3 of this Agreement) solely for purposes of this Agreement.

2. Terms and Conditions of Award. The grant of Stock Units provided for in Section 1 shall be subject to the following terms, conditions and restrictions:

(a) Limitations on Rights Associated with Stock Units. The Employee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the Stock Units until such shares of Common Stock are actually issued to and held of record by the Employee.

(b) Restrictions. The Stock Units and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, until such time that the Stock Units shall vest and become non-forfeitable. Any attempt to dispose of any Stock Unit in contravention of the above restriction shall be null and void and without effect.

(c) Vesting. The Stock Units shall vest and become non-forfeitable only when the following conditions have been met:

(i) The Company has a minimum of $3.5 million in working capital (current assets minus current liabilities) and its cash position at the time thereof equals or exceeds $2.5 million after deducting the dollar amount of the Withholding Tax Obligation (as defined below) with respect to the Stock Units vesting hereunder and vesting under the Stock Unit Award Agreements entered into on or about the date hereof with each of R. Alan Kelley, Johnny F. Norris, Jr. and Marcus A. Sylvester, which collectively, together with the Stock Units provided for in this Agreement, equal 2,500,000 Stock Units, in each instance as determined on a consolidated basis by the Company’s auditors in accordance with generally accepted accounting principles; and

(ii) The Employee is then in compliance with any confidentiality and non-compete covenants as set forth in the Employment Agreement.

In the event the conditions set forth above have not been met on or before January 1, 2017, then the Stock Units granted hereunder shall be forfeited and shall lapse and be deemed of no further force and effect, and the Employee shall have no further rights with respect thereto.

Notwithstanding the foregoing, upon a “Change in Control” of the Company (as defined in the Employment Agreement), the Stock Units shall immediately vest and become non-forfeitable.

(d) Delivery of Common Stock. As promptly as practical after (and in no case more than 10 calendar days after) the Stock Units become vested and non-forfeitable, the Company shall distribute to the Employee the number of shares of Common Stock equal to the number of Stock Units that so vested and became non-forfeitable, provided, however, that the Company shall withhold shares of Common Stock from the Stock Units in an amount sufficient to cover all federal, state and local taxes required by law to be withheld with respect to the Stock Units which have vested and become non-forfeitable (the “Withholding Tax Obligation”). The Company shall issue the shares in certificate form registered in the name of the Employee. Delivery of any certificates will be made to the Employee’s last address reflected on the books of the Company unless the Company is otherwise instructed in writing by the Employee.

3. Restructuring Event. In the event of a stock dividend, stock split or recapitalization or a corporate reorganization in which the Company is a surviving corporation, including without limitation a merger, consolidation, split-up or spin-off or a liquidation or distribution of securities or assets other than cash dividends (a “Restructuring Event”), the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Stock Units shall be proportionately adjusted to reflect such Restructuring Event.

4. Representations of the Employee. The Employee represents and warrants to the Company as follows:

(a) The Employee understands that the Stock Units and the shares of Common Stock to be acquired thereunder have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state by reason of a specific exemption from the registration provisions of the Act and the applicable state securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Employee’s representations as expressed herein.

(b) The Employee acknowledges and understands that the shares of Common Stock to be acquired by the Employee pursuant to this Agreement are being acquired for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the shares of Common Stock for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing such shares of Common Stock made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws. The Company has no obligation or intention to register such shares of Common Stock for resale at this time, nor has the Company made any representations, warranties, or covenants regarding the registration of such Shares or compliance with Regulation A or some other exemption under the Act.

(c) The Employee is aware that the shares of Common Stock to be acquired pursuant to this Agreement are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act. The Employee acknowledges that such shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. The Employee is aware of the provisions of Rule 144 promulgated under the Act which permit investors who have satisfied a certain holding period to resell under certain conditions such securities or a portion of such securities. The Employee acknowledges that the Employee is not relying on the Company in any way to satisfy the conditions precedent for resale of such shares pursuant to Rule 144 under the Act.

(d) The Employee understands that any and all certificates representing the shares of Common Stock to be acquired pursuant to this Agreement and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto, which the Employee has read and understands:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933 to the satisfaction of the issuer of the stock, in its sole discretion, which may require a written opinion of legal counsel satisfactory to the issuer of the stock that removal of this restrictive legend is in all manner proper and in compliance with the requirements of the Act.”

5. Status. No provision of this Agreement shall give the Employee any right to continue in the employ or other service of the Company or any of its affiliates, create any inference as to the length of employment or service of the Employee, affect the right of the Company or its affiliates to terminate the employment or service of the Employee, with or without cause, or give the Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its affiliates. Notwithstanding the foregoing, the rights of the Employee with respect to the Stock Units and the shares of Common Stock to be issued thereunder shall not be contingent on the Employee’s continuing employment or other service to the Company provided the Employee is in compliance with the other terms and conditions provided for herein.

6. Tax Consequences; Legal Advice. The Employee acknowledges that the Employee has reviewed with the Employee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement, and that the Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Except for the withholding provisions set forth in Section 2(d) above, the Employee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. The Holder further acknowledges that he has been advised to consult with his own attorney regarding this Agreement and the Employee has done so to the extent that the Employee deems appropriate.

7. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Chairman of the Board, and to the Employee at Employee’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person, by reputable overnight delivery (delivery charges prepaid), or by first class mail, postage prepaid, registered or certified with return receipt requested. Notice so given shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon tender.

8. Construction. It is intended that the terms of this Agreement will not result in the imposition of any tax liability pursuant to Section 409A of the U.S. Internal Revenue Code. This Agreement shall be construed and interpreted consistent with that intent.

9. Miscellaneous. This Agreement sets forth the complete agreement of the parties concerning the subject matter hereof, superseding all prior or contemporaneous agreements, negotiations and understandings. This Agreement will be governed by the substantive law of the State of Ohio, and may be executed in counterparts. A signed copy of this Agreement which is received via facsimile or other electronic transmission shall be given the same effect for all purposes, as if it was an original.

[SIGNATURE PAGE FOLLOWS. REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date set forth above.

The Company:

MIDWEST ENERGY EMISSIONS CORP.

By:
Name:
Title:

Employee:

RICHARD H. GROSS

EXHIBIT B

MIDWEST ENERGY EMISSIONS CORP.

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is made as of December 12, 2013, between MIDWEST ENERGY EMISSIONS CORP., a Delaware corporation (the “Company”), and RICHARD H. GROSS (the “Optionee”).

THE PARTIES AGREE AS FOLLOWS:

1. Option Grant. The Company hereby grants to the Optionee an option (the “Option”) to purchase the number of shares (the Option Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for an exercise price per share equal to the Fair Market Value (as defined below) of the Common Stock (the “Option Price”) and based upon a Grant Date, all as set forth below:

Shares under Option:	25,000

Option Price per Share:	$0.50

Grant Date:	December 12, 2013

The Option is a nonqualified option and not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. For purposes hereof, the “Fair Market Value” of the Common Stock equals the mean between the highest and lowest quoted selling prices of the Common Stock on the trading day immediately prior to the Grant Date.

2. Exercisability; No Vesting. The Option shall vest immediately and be fully exercisable on the Grant Date.

3. Stockholder Rights. No rights or privileges of a stockholder in the Company are conferred by reason of the granting of the Option. Optionee will not become a stockholder in the Company with respect to the Option Shares unless and until the Option has been properly exercised and the Option Price fully paid as to the portion of the Option exercised.

4. Status; Exercisability Upon and After Termination of Optionee. No provision of the Option shall give the Optionee any right to continue in the employ or other service of the Company or any of its affiliates, create any inference as to the length of employment or service of the Optionee, affect the right of the Company or its affiliates to terminate the employment or service of the Optionee, with or without cause, or give the Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its affiliates. Notwithstanding any termination of the Optionee’s employment or other service to the Company (whether due to death, disability, such other reason or no reason at all), the Option shall remain exercisable for the remainder of the term provided for Section 5 hereof and shall terminate on the Expiration Date (as defined below).

5. Term. This Option will expire, unless previously exercised in full, on December 12, 2018 (the “Expiration Date”).

6. Method of Exercise. The Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Option Shares with respect to which the Option is being exercised and the aggregate Option Price therefor, and the Optionee shall provide such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate exercise price and applicable withholding tax, if any, as to all Option Shares with respect to which the Option is being exercised. Payment of the exercise price shall be made in cash by certified or bank check, or by wire transfer. No Option Shares shall be issued upon exercise of the Option until full payment therefor has been made.

7. Nontransferability. The Option shall not be assignable or transferable, except to a Permitted Transferee. For purposes hereof, “Permitted Transferee” means the spouse or lineal descendants (including adopted children) of the Optionee, any trust for the benefit of the Optionee or the benefit of the spouse or lineal descendants (including adopted children) of the Optionee, or the guardian or conservator of the Optionee. Any attempt to assign, pledge, transfer, hypothecate, or otherwise dispose of an Option other than to a Permitted Transferee and any levy of execution, attachment, or similar process on an Option shall be null and void.

8. Adjustment. In the event that any distribution, split-up, reorganization, merger, consolidation, spin-off, reclassification, split or combination of the shares of the Company’s Common Stock, or other similar transactions or events affects the shares of the Common Stock such that an adjustment is appropriate, then the Company shall equitably adjust any or all of the number and kind of shares that may be delivered under the Option, exercise price of the Option, and other characteristics or terms of the Option.

9. Withholding. Whenever the Company issues or transfers stock in connection with the exercise of the Option, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, and local withholding tax requirements prior to the delivery of any such stock. The Optionee acknowledges and agrees that the Optionee is responsible for the tax consequences associated with the grant of the Option and its exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Option Shares if such withholding amounts are not delivered at the time of exercise.

10. No Fractional Shares. No fractional shares of Common Stock shall be issued under the Option.

11. Administration and Interpretation. In consideration of the grant, the Optionee agrees that the Company shall have the exclusive power to interpret the Option and to adopt such rules for the administration, interpretation, and application of the Option as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Company shall be final, conclusive, and binding upon the Optionee and all other interested persons. No officer or member of the Board of Directors of the Company shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Option.

12. Securities Laws Compliance. In the event the Option Shares underlying the Option are not registered under the Securities Act of 1933, as amended, at the time the Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her investment representation statement in such form required by the Company which states that the Option Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and the Optionee shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel. In connection therewith, the Optionee understands that any and all certificates representing the Option Shares to be acquired pursuant to the Option and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto, which the Optionee has read and understands:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933 to the satisfaction of the issuer of the stock, in its sole discretion, which may require a written opinion of legal counsel satisfactory to the issuer of the stock that removal of this restrictive legend is in all manner proper and in compliance with the requirements of the Act.”

13. Miscellaneous.

(a) This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon Optionee, and all rights granted to the Company hereunder, shall be binding upon the Optionee’s heirs, legal representatives and successors.

(b) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(c) Any notice to be given under the terms of the Option shall be in writing and addressed to the Company at its principal office to the attention of the Chairman of the Board, and to the Optionee at Optionee’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person, by reputable overnight delivery (delivery charges prepaid), or by first class mail, postage prepaid, registered or certified with return receipt requested. Notice so given shall be effective upon receipt by the addressee; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon tender.

(d) It is intended that the terms of the Option will not result in the imposition of any tax liability pursuant to Section 409A of the U.S. Internal Revenue Code. This Option shall be construed and interpreted consistent with that intent.

(e) This Agreement and all actions taken by those acting under this Option shall be governed by the substantive laws of Delaware without regard to any rules regarding conflicts of laws or choice of law.

(f) By his or her signature below, Optionee acknowledges that he or she has read this Agreement in its entirety and fully understands all provisions of the Option, has had an opportunity to obtain the advice of counsel prior to executing this Option and agrees to be bound by all provisions hereof.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date set forth above.

The Company:

MIDWEST ENERGY EMISSIONS CORP.

By:
Name:
Title:

Optionee:

RICHARD H. GROSS

Address

EXHIBIT A

EXERCISE NOTICE

The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ______________ shares of Common Stock of MIDWEST ENERGY EMISSIONS CORP. and hereby makes payment of $_________________ in payment therefor.

[INSTRUCTIONS FOR ISSUANCE OF STOCK]

Name:	___________________________________________________

Address:	___________________________________________________

___________________________________________________

Soc. Sec. or Tax Id. No.	___________________________________________________

Date:	_________________

Print Name of Holder

Signature and Title (if applicable)